UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2013
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

 The Company also announced that it has agreed in principle to acquire from MVP Capital Partners, LLC an additional twenty percent interest in MVP Realty Advisors, LLC, the advisor to MVP REIT, Inc. (the “Equity Interest”) resulting in a total Equity Interest in MVP Realty Advisors, LLC of sixty percent.  MVP REIT is currently engaged in its initial public offering, seeking to raise up to $550,000,000.   As advisor to MVP REIT, Inc., MVP Realty Advisor, LLC is entitled to receive certain fees from MVP REIT, Inc.  The Company will not pay any up-front consideration for the Equity Interest.  However, the Company will be responsible to pay its proportionate share of future expenses of MVP Realty Advisors, LLC.  Vestin Realty Mortgage I, Inc. will own the remaining forty percent interest. Once the Company and Vestin Realty Mortgage I, Inc. have been repaid in full for any capital contributions to MVP Realty Advisors, LLC or for any expenses advanced on its behalf (“Capital Investment”), and once they have received an annualized return on their Capital Investment of 7.5%, then MVP Capital Partners, LLC will receive one-third of the net profits of MVP Realty Advisors, LLC.  The proposed  acquisition of the Equity Interest was approved by the disinterested members of the Company’s Board of Directors

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company also announced that at a Board of Directors meeting on November 22, 2013, Robert Aalberts and John Dawson resigned from the Board, citing their responsibilities as members of the Board of Directors of MVP REIT, Inc. and the proposed transaction discussed below. The Board set the number of directors at 3.

 The current directors of the Company are Roland Sansone, Fredrick Zaffarese Leavitt and Michael Shustek.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”) announced that, at the Company’s Annual Meeting of Stockholders held on November 22, 2013, Fredrick Zaffarese Leavitt was reelected as a member of the Board of Directors until his successor is elected and qualified.   5,263,103 votes were cast in favor of the reelection of Mr. Leavitt and 545,146 votes were withheld.  There were also 3,123,154 broker non-votes.  Further, De Joya Griffith LLC was confirmed as the Company’s independent auditors for the year ending December 31, 2013 with 8,379,462 votes being cast in favor, 461,219 votes cast against and 90,722 votes abstaining

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC., its sole manager

Date: April 10, 2013	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer